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                                                                   EXHIBIT 10(f)













                   ROYALTY AGREEMENT WITH JOHN E. NOHREN, JR.


















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                                ROYALTY AGREEMENT

     THIS AGREEMENT, effective as of June 30, 1997 ("Agreement"), is made by and between INNOVA/PURE WATER, INC., a Florida corporation (the "Corporation"), and John E. Nohren, Jr. (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Corporation, desires to obtain the exclusive rights to the inventions of the Executive in accordance with the terms and conditions in this Agreement and to ensure the availability of the Executive's services to the Corporation;

     WHEREAS, the Executive desires to accept such agreement providing his patents and intellectual property rights and render his services to the corporation in accordance with the terms and conditions contained in this Agreement;

     WHEREAS, the Executive and the Corporation desire to enter into this Agreement, which will fully recognize the contributions of the Executive and assure harmonious management of the Corporation's affairs.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Corporation and the Executive agree as follows:

     1.  Term of Agreement

         (a) Offer/Acceptance/Effective Date. The Corporation hereby offers employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth under this Agreement, to be effective this 1st of July, 1997.

         (b) Term. The term (the "Term") of this Agreement shall commence on the date that this Agreement becomes effective, and shall continue without interruption for a term of five (5) years.

     2.  Duties.

         (a) General Duties. The Executive shall serve as Chairman of the Corporation and shall continue to serve in that position, with duties and responsibilities that are customary for such executives.

         (b) Best Efforts. The Executive convenance to use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement in a competent, careful and faithful manner.



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         (c)      Devotion of Time. The Executive will devote substantially all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Corporation) to the Corporation's affairs.

     3.  Compensation and Expenses

         (a) Compensation. Compensation to John E. Nohren, Jr., shall be paid in the form of royalty payments for patents assigned to the Corporation and upon which one or more corporate products are based. These patents are described in the patent list attached, and include current patents to be filed or which are pending consisting of Low Density filtration products and filters combined with valve caps commonly referred to as "sip bottle filters" and such other patents as may be awarded in the future and assigned or licensed to the Corporation.

                  Minimum royalties of $100,000 per year will be paid during the term of employment. Royalty payments are not to exceed $300,000 in any one year.

                  Royalty payments of 5% will be calculated on net sales of products and incorporating one or more such patents.

                  The minimum payment will be made by month or quarter as may be elected by the assignor/licenser.

                  Royalties due in excess of the stated minimum shall be paid quarterly within thirty days of the end of each quarter.

                  Excess royalties may be paid in common stock or cash at the discretion of the Corporation based upon the average per share price over the last thirty day period, discounted by 25% if restricted.

                  Upon termination, voluntary or otherwise, a 3% royalty shall be paid over the residual life of the subject patents, as shall be directed by the Licensor/Assignor.

         (b) Minimum Royalty Adjustment. The minimum royalty may not be decreased hereunder during the term of this Agreement, but may be increased upon review by and within the sole discretion of the Corporation's Board of Directors.





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         (c)      Bonus. Executive shall be entitled to receive bonus
                  compensation in an amount as approved by the Corporation's Board of Directors based upon the performance criteria as may be established by the Board of Directors from time to time. Such bonuses may be paid in cash or issued in shares of the Corporation's common stock on such terms as recommended and approved by the Board of Directors.

         (d)      Expenses. In addition to any compensation received pursuant to
                  Section 3, the Corporation will reimburse the Executive for all reasonable, ordinary and necessary travel, educational, seminar, trade shows, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Corporation in accordance with the Corporation's practices.

     4.  Benefits.

         (a) Vacation. For each calendar year during the Term during which the Executive is employed, the Executive shall be entitled to vacation (which shall accrue and vest, except as may be hereafter provided to the contrary, on each January 1st thereof) in the amount of thirty (30) work days.

                  The Executive shall take his vacation at such times as the Executive may select and the affairs of the Corporation may permit.

         (b) Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of
                  Section 3 hereof, during the Term, the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, insurance or other employee benefit plan that is maintained at that time by the Corporation for its employees, including programs of life, disability, basic medical and dental, supplemental medical and dental insurance.

                  Notwithstanding the foregoing, the Corporation shall provide the following benefits:

                  (i) Health insurance to the Executive and Executive's immediate family.

                  (ii) Split dollar life insurance policy in the amount of $1,000,000.00 payable to the Executive's beneficiary or



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                           beneficiaries ("Life Insurance Policy"). The
                           Corporation shall make the premium payments on the Life Insurance Policy through five (5) years) after the termination of the employment of the Executive.

                  Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not be obligated to provide the Executive with any of the foregoing benefits contained in this Section 4 (b) if the Executive, for whatever reason, is or becomes uninsurable with respect to coverage relating to any such benefit(s).

         (c) Automobile Allowance. The Corporations shall reimburse the Executive for all automobile expenses incurred by Executive in the performance of his duties on behalf of the Corporation. In the event the Executive leases a new automobile for use in the Executive's performance of his duties on behalf of the Corporation, the Corporation shall reimburse the Executive the monthly payments made by the Executive in connection with said lease.

     5.  Termination.

         (a) Termination for Cause. The Corporation may terminate the Executive's services pursuant to this Agreement at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination. For purposes of this Agreement, the term "cause" shall mean:

                  (i)      the Executive's conviction for a felony charge;

                  (ii) the Executive's misappropriation of assets or otherwise defrauding the Corporation or any of its subsidiaries or affiliates;

                  (iii) material breach by the Executive of any provision of this Agreement.

         (b) Death or Disability. This Agreement and the Corporation's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month



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                  period the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physical mutually acceptable to the Corporation and the Executive. Upon any such termination upon death or disability, the Corporation, will pay the Executive or his legal representative, as the case may be, his Royalty (which may include any accrued, but unused vacation time) at such time pursuant to Section 3(a) through the date of such termination of employment (or, if terminated as a result of a disability, until the date upon which the disability policy maintained pursuant to Section 4(b)(ii) begins payment of benefits) plus any other compensation that may be due and unpaid.

         (c) Voluntary Termination by Executive. Prior to the termination of this Agreement, the Executive may, on sixty (60) days prior written notice to the Corporation, at any time terminate his employment. Upon any such termination, the Corporation shall pay the Executive his Base Salary at such time pursuant to
                  Section 3(a) through the date of such termination of employment (which shall include any vested and accrued, but unused vacation time).

         (d) Lump Sum Payment Upon Termination Without Cause. The Corporation may terminate Executive's employment pursuant to this Agreement, without cause upon thirty (30) days written notice to Executive. Upon any such termination, the Corporation shall pay Executive a lump-sum payment equal to the Executive's compensation set forth in Section 3 of this Agreement for the remainder of the Term of Executive's employment as set forth in Section 1(b) of this Agreement, in addition to any other compensation that may be due and unpaid.

     6.  Restrictive Covenants.

         (a) Competition with the Corporation. The Executive covenants and agrees that, during the Term of this Agreement, and for a period of five (5) years after the termination of this Agreement unless terminated without cause, the Executive will not, without the prior written consent of the Corporation, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), compete with the Corporation. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.



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         (b)      Disclosure of Confidential Information. The Executive
                  acknowledges that during this agreement he will gain and have access to confidential information regarding the Corporation. All records, files, materials and confidential information (the "Trade Secrets") obtained by the Executive in the course of his employment with the Corporation shall be hereby deemed confidential and proprietary and shall remain the exclusive property of the Corporation. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated, disclose any Trade Secrets to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Corporation, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

         (c) Subversion, Disruption or Interference.s24 At no time during the term hereof and for a period of five (5) years beyond the termination of this Agreement, shall Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees or sponsors of, or consultants to, the Corporation to terminate their relationship with or compete or ally against the Corporation or any of its subsidiaries or affiliates of the Corporation in the business in which the Corporation or any one of its subsidiaries or affiliates is presently engaged or in which the Corporation or any one of its subsidiaries or affiliates desires to engage in the future.

         (d) Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this
                  Section 6 will cause irreparable damage to the Corporation or any of its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

     7.  Change of Control.

         (a) For the purposes of this Agreement, a "Change of Control shall mean:

                  (i) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")(a



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                           "Person") of beneficial ownership (within the meaning
                           of Rule 13(d)(3) promulgated under the Exchange Act) of fifty percent (50%) or more of either (I) the then outstanding shares of common stock of the Corporation, or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, which acquisition is effected without the consent of at least a majority in interest of the shareholders so the Corporation as of the date hereof.

                  (ii) any capitalization of the Corporation which carries with it a prerequisite that Executive's responsibilities and authority shall be substantially diminished, limited or obviated.

         (b) The Corporation and Executive hereby agree that, if Executive is in the employ of the Corporation on the date on which a Change of Control occurs (the "Change of Control Date:), the Corporation will continue to employ the Executive and the Executive will remain in the employ of the Corporation for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date. If after a Change of Control, the Executive is requested, and, in his sole and absolute discretion, consents to change his principal business location, the Corporation will reimburse the Executive for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Executive as a result of any such reimbursements. If the Executive shall not consent to change his business location, the Executive may continue to provide the services required of him hereunder in Clearwater, Florida and the Corporation shall continue to maintain an office for the Executive at that location commensurate with the Corporation's office prior to the Change of Control Date.

         (c) During the remaining Term after the Change of Control, the Corporation will (i) continue to honor the terms of this Agreement, including as to Royalty and other compensation set forth in Section 3 hereof, and (ii) continue employee benefits as set forth in Section 4 hereof at levels in effect on the Change of Control Date (but



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                  subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefits).

         (d) If during the remaining Term on or after the Change of Control Date (i) the Executive's employment is terminated by the Corporation, or (ii) there shall have occurred a material reduction in Executive's compensation or employment related benefits, or a material change in Executive's status, working conditions or management responsibilities, or a material change in the business objectives or policies of the Corporation and the Executive voluntarily terminates employment within sixty (60) days of any such occurrence, or the last in a series of occurrences, then the Executive shall be entitled to receive, subject to the provisions of subparagraphs (e) and (f) below, a lump-sum payment equal to 200% of Executive's current Royalty (the "Lump-Sum Payment") in addition to any other compensation that may be due and owing to the Executive under Section 3 hereof. The Lump-Sum Payment shall be in addition to any stock options that Executive may exercise pursuant to Section hereof. Such Lump-Sum Payment does not affect continuing royalties which may come due.

         (e) The amounts payable to the Executive under any other compensation agreement maintained by the Corporation which became payable, after payment of the lump-sum provided for in paragraph (d), upon or as a result of the exercise by Executive of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts when added to such lump-sum, do not exceed 200% of the Executive's Minimum Royalty (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Executive has received an excess parachute payment. Any such excess amount shall be deferred and paid in the next tax year.

         (f) The Corporation will allow the Executive to participate in all meetings and negotiations related thereto.

         This Section 7 shall survive termination/expiration of this Agreement.

     8. Assignability. The rights and obligations of the Corporation under this Agreement shall inure to the benefit and be binding upon the successors and assigns of the Corporation, provided that such successor or assign



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         shall acquire all or substantially all of the assets and business of the Corporation. The Executive's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void and constitute a material breach hereunder.

     9. Severability. If any provision of this Agreement is otherwise deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and/or like effect as though such provision were not included.

     10. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

                  To Company:       Innova/Pure Water, Inc.
                                    5170 126th Avenue North
                                    Clearwater, Florida 34620

                  With copy to:     -----------------------------------
                                    -----------------------------------
                                    -----------------------------------

                  To Executive:     John E. Nohren, Jr.

                                    -----------------------------------
                                    -----------------------------------

                  With copy to:     -----------------------------------
                                    -----------------------------------
                                    -----------------------------------

     Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

     11. Miscellaneous.

         (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.




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         (b)      Waiver/Amendment. The waiver by any party of this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

         (c) Attorney's Fees. In the event any such action is commenced, the prevailing party shall be entitled to a reasonable attorney fee, costs and expenses.

         (d) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

         (d) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement as of the day and year first above written.

WITNESSES:                                    EXECUTIVE:


--------------------------------------        John E. Nohren, Jr.
Print Name:
           ---------------------------


--------------------------------------
Print Name:
           ---------------------------


WITNESSES:                                    CORPORATION:

                                              INNOVA PURE WATER, INC.
                                              a Florida corporation

Print Name:                                   By:
           ---------------------------           -------------------------------
                                              Title:
                                                    ----------------------------
--------------------------------------
Print Name:
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